Exhibit 4.2

NUMBER	SHARES
C

GOLDEN FALCON ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that	CUSIP 38102H 109

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF THE PAR

VALUE OF $0.0001 EACH OF

GOLDEN FALCON ACQUISITION CORP.

(the “Company”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of Class A common stock if it is unable to complete an initial business combination within the time period set forth in its Certificate of Incorporation, as the same may be amended from time to time.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common UNIF GIFT MIN ACT - Custodian
TEN ENT –	as tenants by the entireties (Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship under Uniform Gifts to Minors and not as tenants in common Act
(State)

Additional abbreviations may also be used though not in the above list.

Golden Falcon Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                        shares

of Class A common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated                , 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not complete an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s Charter (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or certain amendments to the Charter or to redeem 100% of the Class A common stock if the Company does not complete the initial business combination or to redeem 100% of the Class A common stock if it does not consummate an initial business combination by the date set forth in the Company’s Charter or (b) with respect to any other provisions relating to the rights of holders of the Class A common stock or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash its shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.